Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Steven A. Finklea
U.S. Bank National Association
5555 San Felipe, Suite 1150
Houston, Texas 77056
(713) 235-9208
(Name, address and telephone number of agent for service)
ATLAS ENERGY RESOURCES, LLC
ATLAS ENERGY OPERATING COMPANY, LLC
ATLAS ENERGY FINANCE CORP.
(Issuer with respect to the Securities)

Delaware	75-3218500
Delaware	75-3218521
Delaware	74-3243996
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Westpointe Corporate Center One
1550 Coraoplois Heights Road	15108
Moon Township, PA 15108
(Address of Principal Executive Offices)	(Zip Code)
Subordinated Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 8th of July, 2009.

By:	/s/ Steven A. Finklea
Steven A. Finklea
Vice President

By:	/s/ Brad A. Hounsel Brad A. Hounsel Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: July 8, 2009

By:	/s/ Steven A. Finklea
Steven A. Finklea
Vice President

By:	/s/ Brad A. Hounsel Brad A. Hounsel Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2009
($000’s)

3/31/2009
Assets
Cash and Balances Due From	$6,290,222
Depository Institutions
Securities	37,422,789
Federal Funds	3,418,378
Loans & Lease Financing Receivables	180,410,691
Fixed Assets	4,527,063
Intangible Assets	12,182,455
Other Assets	14,275,149

Total Assets	$258,526,747

Liabilities
Deposits	$175,049,211
Fed Funds	10,281,149
Treasury Demand Notes	0
Trading Liabilities	745,122
Other Borrowed Money	34,732,595
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,523,925

Total Liabilities	$235,111,969

Equity
Minority Interest in Subsidiaries	$1,650,987
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	9,103,571

Total Equity Capital	$23,414,778

Total Liabilities and Equity Capital	$258,526,747
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Steven A. Finklea Vice President
Date: July 8, 2009

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